UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 3, 2014
Date of Report (Date of earliest event reported)

American Spectrum Realty, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-16785	52-2258674
(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2401 Fountain View, Suite 750, Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
(713) 706-6200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

On October 3, 2014, American Spectrum Realty, Inc. (the “Company”) received correspondence from NYSE MKT LLC (the “Exchange”) advising the Company that it is not in compliance with certain of the Exchange’s continued listing standards.  The Company has an unpaid balance of $42,000 in listing fees, and has been given until November 3, 2014 to pay the fees in full before being subjected to delisting proceedings.  The Company expects to make the required payment prior to the deadline.

The Company’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities act and Section 21E of the Securities Exchange Act of 1934, as amended.  Actual results may differ materially from those included in the forward-looking statements.  The Company intends those forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Company is including this statement for purposes of complying with those safe-harbor provisions.  Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,’“ “could,” “would,” “intend,” “plan,” “purpose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.  The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.         Exhibit Description

99.1      Press release issued by American Spectrum Realty dated as of October 8, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SPECTRUM REALTY, INC.

		By:		/s/ William J. Carden
			Name:	William J. Carden
			Title:	Chairman of the Board, President
and Chief Executive Officer

Date:	October 8, 2014